EXECUTION VERSION

AMENDMENT NO. 1
TO THE
ASSET PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of June 30, 2016, by and between Impax Laboratories, Inc., a Delaware corporation (“Buyer”) and Teva Pharmaceutical Industries Ltd., an Israeli corporation, acting directly or through its Affiliates (“Seller”).
WITNESSETH:
WHEREAS, Buyer and Seller executed that certain Asset Purchase Agreement, dated June 20, 2016 (as amended, restated, waived or otherwise modified, the “Agreement”); and
WHEREAS, the parties hereto have agreed to amend certain terms of the Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Any capitalized term used in this Amendment shall have the meaning designated for the capitalized term in the Agreement unless otherwise defined in this Amendment. The term “Agreement” used in the Agreement shall hereafter refer to the Agreement, as amended by this Amendment.
2.     Amendment of the Agreement. The Agreement is hereby amended as follows (with deleted text shown as stricken and new text shown as double underlined):
(a)     Section 9.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Each of Buyer and Seller shall use reasonable best efforts to obtain from the FTC preliminary approval for Buyer as the purchaser of the Transferred Assets. Each of Buyer and Seller agrees to cooperate and use its reasonable best efforts vigorously to contest and resist any third party action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action; provided, however, that this last sentence of Section 9.4(b) shall not apply to any action by the FTC.”
3. Miscellaneous.
(a)     Effectiveness of Amendment. This Amendment shall become effective upon the date hereof. In the event of any inconsistency or conflict between the

Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
(b)    General Provisions. Article XIII of the Agreement shall apply to this Amendment, mutatis mutandis.
* * * * * *

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto effective as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES LTD.
By: /s/ Dror Bashan
Name: Dror Bashan
Title: SVP, Head of M&A, Global BD

By: /s/ Eyal Desheh
Name: Eyal Desheh
Title: Executive Vice President, Chief Financial Officer

IMPAX LABORATORIES, INC.
By: /s/ G. Frederick Wilkinson
Name: G. Frederick Wilkinson
Title: President, Chief Executive Officer

[Signature Page to Impax-Teva Asset Purchase Agreement Amendment]